UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Cactus Acquisition Corp. 1 Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

On October 27, 2023, Cactus Acquisition Corp. 1 Limited (the “Company”) filed a Current Report on Form 8-K that reported the Company’s entry into non-redemption agreements with certain shareholders of the Company in connection with the Company’s upcoming extraordinary general meeting to be held at 9:00 a.m. Eastern Time/3:00 p.m. local (Israel) time on November 2, 2023, as described below:

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 27, 2023

CACTUS ACQUISITION CORP. 1 LIMITED

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40981	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4B Cedar Brook Drive
Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

(609) 495-2222

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half redeemable warrant	CCTSU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CCTS	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CCTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

Non-Redemption Agreements in Connection with Extraordinary General Meeting

As previously disclosed, Cactus Acquisition Corp. 1 Limited, a Cayman Islands exempted company (“Cactus” or the “Company”) has called an extraordinary general meeting of the Company to be held at 9:00 a.m. Eastern Time/3:00 p.m. local (Israel) time on November 2, 2023 (the “Meeting”) for the purpose of considering and voting on, among other proposals, a proposal to approve, by way of special resolution, an amendment to Cactus’ Amended and Restated Memorandum and Articles of Association (the “Articles”) to extend the date by which Cactus has to consummate a business combination (the “Extension”) from November 2, 2023 to November 2, 2024 (the or such earlier date as may be determined by Cactus’ board of directors in its sole discretion (the “Articles Extension Proposal”).

In connection with the Meeting, the Articles Extension Proposal and the Extension, effective as of October 27, 2023, the Company and its sponsor, Cactus Healthcare Management LP (the “Sponsor”), entered into non-redemption agreements (the “Non-Redemption Agreements”) with several unaffiliated third parties (the “Non-Redeeming Shareholders”). Pursuant to the Non-Redemption Agreements, the Non-Redeeming Shareholders agreed not to redeem (or to validly rescind any redemption requests with respect to) an aggregate of 1,999,900 publicly-held Class A ordinary shares of the Company (“Non-Redeemed Shares”) in connection with the shareholder vote on the Articles Extension Proposal. In exchange for the foregoing commitments not to redeem the Non-Redeemed Shares, the Sponsor agreed to transfer an aggregate of 199,990 founder shares of the Company held by it (shares that were recently converted by the Sponsor from Class B ordinary shares to Class A ordinary shares) (“Founder Shares”) to the Non-Redeeming Shareholders immediately following, and subject to, consummation of an initial business combination. The number of Founder Shares transferable by the Sponsor to the Non-Redeeming Shareholders is subject to potential increase if the number of publicly-held Class A ordinary shares (which excludes Founder Shares) that are not redeemed in connection with the Meeting exceeds 1,999,900.

The transfer of the Founder Shares to the Non-Redeeming Shareholders is furthermore conditioned upon (beyond the Company’s consummation of an initial business combination): (i) the Non-Redeeming Shareholders’ continuing to hold the Non-Redeemed Shares through the Meeting; (ii) the approval of the Articles Extension Proposal at the Meeting; and (iii) Cactus’ fulfilling the continued or initial listing requirements for listing on the Nasdaq Global Market following the Meeting (subject to any compliance periods to which it is entitled under the listing rules of Nasdaq Global Market in order to regain compliance with the continued listing requirements).

The Non-Redemption Agreements will help to prevent a decrease in the amount of funds that remain in the Company’s trust account following the Meeting.

The foregoing summary of the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Certain Non-Redeeming Shareholders intend to purchase additional publicly-held Class A ordinary shares on the open market. Such purchases will be made at or below the redemption price expected to be paid to public shareholders who redeem their Class A ordinary shares in connection with the Meeting. Those Non-Redeeming Shareholders who purchase publicly-held Class A ordinary shares may do so (or may have already done so) after the record date for the Meeting and therefore may not be entitled to vote (or, if having purchased prior to the record date, may not vote) such purchased shares in favor of the Extension at the Meeting.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Non-Redemption Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2023

CACTUS ACQUISITION CORP. 1 LIMITED

By:	/s/ Stephen T. Wills
Name:	Stephen T. Wills
Title:	Chief Financial Officer

2